UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 29, 2008

_____________________________

Date of Report (Date of earliest event reported)

NEXTMART, INC.

_____________________________________________________________________________________________

(Exact name of registrant as specified in its charter)

Delaware

       000-26347

410985135

___________________________________________________________________________________________

(State or other jurisdiction                                     (Commission

(IRS Employer

 of incorporation)                                                     File Number)

 Identification No.)

NextMart Inc. Oriental Plaza Bldg. W3, Twelfth Floor

1 East Chang'an Avenue, Dongcheng District, Beijing, 100738 PRC ___________________________________________________________________________________________

(Address of principal executive offices)                                      (Zip Code)

Registrant’s telephone number, including area code:  (888) 865-0901 x 322

None

_____________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into A Material Definitive Agreement

On April 29, 2008, NextMart (or “the Company”) entered into an Agreement (“the Agreement”) with Evenstar Master Fund SPC, on behalf of Evenstar Master Sub-Fund I Segregated Portfolio, (“Evenstar”) to lend to Evenstar 10,821,254 ordinary shares CEC Unet PLC (AIM:CECU) (“the Shares”) currently held by the Company.  The Shares represent 32% of the capital stock held by the Company in CEC Unet PLC (or “CECU”).  Dr. Bruno Wu, the Chairman of the Company is also one of the directors of the Board in CECU.

As sponsor and strategic partner of CECU, NextMart has entered into the Agreement to facilitate a sale of convertible debentures to Evenstar from CECU for an amount up to $10,000,000.  Upon return of the Shares, Evenstar will redeliver the shares to the Company, or may retain ownership of such stock but make the equivalent value of the cash payment, or transfer convertible bonds that are convertible into equivalent number of Shares. Please refer to the of the form of Agreement between NextMart, Inc. and Evenstar dated on April 29, 2008, which  is attached hereto as Exhibit 99.1 for a complete description of the terms and conditions of the Agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Form of Agreement by and between NextMart, Inc. and Evenstar Master Sub-Fund I Segregated Portfolio dated on April 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTMART, INC.

(Registrant)

Date: April 29, 2008

By:  /s/

Ren Huiliang

           Ren Huiliang, Chief Executive Officer

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